              As filed with the Securities and Exchange Commission
                                on March 1, 1996
                        Registration No. 33-_____________

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ELECTRONIC ARTS INC.

            Delaware                                   94-2838567
    (State of Incorporation)              (I.R.S. employer identification no.)

                          1450 Fashion Island Boulevard
                           San Mateo, California 94404
                    (Address of principal executive offices)

                            MANLEY & ASSOCIATES, INC.
                    1994 COMBINED INCENTIVE AND NONQUALIFIED
                                STOCK OPTION PLAN
                            (Full title of the Plan)

                                 RUTH A. KENNEDY
                  Vice President, General Counsel and Secretary
                              Electronic Arts Inc.
                          1450 Fashion Island Boulevard
                           San Mateo, California 94404
                                 (415) 571-7171
            (Name, address and telephone number of agent for service)


CALCULATION OF REGISTRATION FEE



----------------------------------------------------------------------------------------------

                              Proposed              Proposed
       Title of               Maximum               Maximum
      Securities               Amount               Offering          Aggregate     Amount of
        to be                  to be                Price Per         Offering    Registration
      Registered             Registered               Share            Price          Fee
----------------------------------------------------------------------------------------------
      Common Stock                 93 (1)            $26.375 (2)     $2,453 (2)        $(5)
     ($0.01 par value)
     Common Stock                2082(3)             $0.72 (4)      $1,499 (4)        $(5)
     ($0.01 par value)
----------------------------------------------------------------------------------------------

The Index to Exhibits appears on sequentially numbered page 6.

     (1) Shares issued under the Manley & Associates, Inc. 1994 Combined Incentive and Nonqualified Stock Option Plan

     (2) Estimated pursuant to Rule 457(c) as of February 27, 1996, solely for the purpose of calculating the amount of the registration fee.

     (3) Shares subject to outstanding options under the Manley & Associates, Inc. 1994 Combined Incentive and Nonqualified Stock Option Plan.

     (4) Calculated pursuant to Rule 457(h)(1) on the basis of the exercise price of the outstanding options.

     (5) Fee of $100 pursuant to Section 6(b) of the Securities Act of 1933 as amended.

                                   PROSPECTUS

                                    93 SHARES

                              ELECTRONIC ARTS INC.

                          COMMON STOCK, $0.01 PAR VALUE


                     --------------------------------------

     This Prospectus relates to 93 shares of Common Stock of Electronic Arts Inc., a Delaware corporation (the "COMPANY" or "ELECTRONIC ARTS" or "REGISTRANT") presently owned by and to be offered from time to time for the accounts of, certain employees (the "SELLING STOCKHOLDERS") who have exercised options to purchase the common stock of Electronic Arts pursuant to the Manley & Associates, Inc. 1994 Combined Incentive and Nonqualified Stock Option Plan (the "PLAN"). The Company will not receive any of the proceeds from the sale of these shares. It is anticipated that the Selling Stockholders will sell shares offered pursuant to this Prospectus on the Nasdaq National Market at prevailing market prices on the date of sale or through privately negotiated transactions. The Selling Stockholders will bear all sales commissions and related expenses. Any other expenses incurred by the Company in connection with this registration and offering and not borne by the Selling Stockholders will be borne by the Company. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.



       THIS OFFERING INVOLVES A HIGH DEGREE OF RISK.  SEE THE DISCUSSION
              ENTITLED "RISK FACTORS" ON PAGE 3 OF THIS PROSPECTUS.

     Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

     Electronic Arts Common Stock is traded on the Nasdaq National Market under the symbol "ERTS". On February 27, 1996, the closing sale price of Electronic Arts' Common Stock, as reported in THE WALL STREET JOURNAL, was $26.625 per share.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                 COMMISSION OR ANY STATE SECURITIES COMMISSION
                    PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS.  ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

                    -----------------------------------------

                 The date of this Prospectus is March 1, 1996.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "COMMISSION"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, and at certain of its Regional Offices located at Seven World Trade Center, 13th Floor, New York, NY 10048 and at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and copies of such materials may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is traded on the Nasdaq National Market under the symbol "ERTS". The foregoing materials can also be obtained from the Nasdaq National Market at 1735 K Street N.W., Washington, D.C. 20006.

                           INCORPORATION BY REFERENCE

     The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all information that has been incorporated by reference in the Registration Statement of which this Prospectus is a part (but not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). All such inquiries should be directed to the Stock Administration Department, Electronic Arts Inc., 1450 Fashion Island Blvd., San Mateo, CA 94404, telephone (415) 571-7171.

                                TABLE OF CONTENTS


          Address and Telephone Number                                Page 3
          Risk Factors                                                Page 3
          Use of Proceeds                                             Page 5
          Selling Security Holders                                    Page 6
          Plan of Distribution                                        Page 6
          Incorporation of Certain Information by Reference           Page 7


                          ADDRESS AND TELEPHONE NUMBER


     The address and telephone number of the Electronic Arts' principal executive offices are: 1450 Fashion Island Blvd., San Mateo, CA 94404, telephone (415) 571-7171.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus and in those certain documents incorporated by reference herein, prospective investors should carefully consider the following factors in evaluating the Company and its business before purchasing the shares of Common Stock offered hereby.

UNPREDICTABILITY OF EA's BUSINESS

     The interactive software business has historically been a volatile and highly dynamic industry affected by seasonality, changing technology, limited hardware platform life cycles, hit products, competition, component supplies, consumer spending and other economic trends. These factors all affect the operating results of EA, often in combinations that make predicting EA's operating results difficult.

RISKS INVOLVING PRODUCT DEVELOPMENT

     Interactive entertainment software products typically have life spans of only 3-12 months. EA must constantly develop and bring to market new products that achieve market acceptance quickly. EA's future success will depend in large part on its ability to develop and introduce new products on a timely basis. New products must keep pace with competitive offerings, adapt to new hardware platforms and emerging industry standards and provide additional functionality. If EA were unable, due to resource constraints or technological or other reasons, to develop and ship such products in a timely manner, this inability would have a material adverse effect on its operating results and financial condition.

     Product development schedules, particularly for new hardware platforms, are difficult to predict because they involve creative processes, use of new development tools for new platforms and the learning process associated with development for new technologies, as well as other factors. CD-ROM products frequently include more content and are more complex, time-consuming and costly to develop than cartridge products and, accordingly, cause additional development and scheduling risk. In addition, these development risks for CD-ROM products can cause particular difficulties in predicting quarterly results because brief manufacturing lead times allow finalization of products and projected release dates late in a quarter. Failure to meet product development schedules may cause a shortfall in shipments in any quarter and may cause the operating results for such quarter to fall significantly below anticipated levels.

     In addition, EA makes substantial investments in research and development of products for operation on new hardware platforms which EA anticipates will become popular. Such investment occurs one to two years in advance of shipment of products for such platforms. If EA invests in a platform that does not achieve significant market penetration, EA's planned revenues for those products will not be achieved and EA may not recover its development investment. Conversely, if EA does not choose to develop for a platform that achieves significant market success, its revenue growth may also be adversely affected. There can be no assurance that EA will correctly make such platform choices.

COMPETITION

     The interactive consumer software business is highly competitive.
Important factors in marketing both entertainment and educational software include content quality and entertainment value, product features, manufacturing quality and reliability, brand recognition, hardware compatibility, ease of understanding and operation, dealer pricing, and availability and quality of support services. A variety of companies offer products that compete directly with one or more of EA's products. These direct competitors vary in size from very small companies with limited resources to companies with financial, managerial and technical resources comparable to or greater than those of EA. Manufacturers of hardware platform systems, videogame cartridges and CD-ROM's such as Nintendo, Sega and Sony (together with their licensees), diversified media and entertainment companies such as Disney, Viacom and Time-Warner Inc. and publishers of personal computer software such as Microsoft Corporation also compete directly with EA in providing interactive software products to consumers. In addition, companies in industries such as cable television and telecommunications, many of whom have significant financial resources, have begun to diversify or have announced plans to enter the interactive software market. These new entrants have the potential to become significant competitors. There can be no assurances that EA's past success will continue in light of the increase in competition and the resources that these new entrants can bring to the market.


RELATIONSHIPS WITH HARDWARE COMPANIES

     A large portion of EA's revenues are derived from the sale of products designed to be played on proprietary videogame platforms such as the Super Nintendo Entertainment System, Sega Genesis, 3DO Interactive Multiplayer, Sega Saturn and Sony PlayStation. The interdependent nature of EA's business and that of its hardware licensers brings significant risks to EA's business. The success of EA's products is significantly affected by market acceptance of the videogame hardware systems and in many cases, EA will have expended a large amount of development and marketing resources on products designed for videogame systems (such as the new 32-bit systems) that have yet to demonstrate their acceptance by the market. Also, EA's contracts with hardware licensers often grant significant control over the manufacturing of EA's products to the licenser. This fact could, in certain circumstances, leave EA unable to get its products manufactured and shipped to customers. Finally, EA's contracts with its hardware licensers often require EA to take significant risks in holding or prepaying for its inventory of products. Each of the factors could materially and adversely affect EA's operating results.

ACQUISITIONS AND JOINT VENTURES

     EA continues to aggressively pursue a number of acquisition and joint venture opportunities. Such activities have placed, and will continue to place, a substantial strain on EA's management, operational, financial and administrative resources, particularly in EA's international business. There can be no assurance that EA will be able to successfully integrate its future acquisitions and joint ventures or derive any substantial benefits or synergies from such acquisitions or joint ventures, or that such acquisitions or joint ventures will be profitable for EA.

OTHER RISK FACTORS

     Other industry and company traits may materially and adversely affect EA's financial and stock performance. ADDITIONAL RISK FACTORS THAT AFFECT AN INVESTMENT IN THE COMPANY'S COMMON STOCK ARE SET FORTH IN THE DESCRIPTION OF EA'S BUSINESS CONTAINED IN EA'S FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1995 AT PAGES 3-17 AND IN EA'S FORM 10-Q FOR THE QUARTERLY PERIOD ENDED DECEMBER 31, 1995 AT PAGES 20-26.

                                 USE OF PROCEEDS

     This is an offering of 93 shares of the Common Stock of the Company by the Selling Stockholders listed below. If and when any of the Selling Stockholders sell the shares that are the subject of this Prospectus, they will do so for their own accounts and none of the proceeds from such sales will be received by the Company.

                            SELLING SECURITY HOLDERS

     The shares of Electronic Arts common stock to which this Prospectus related are held by, and when sold will be sold for the account of, the following persons:


     NAME OF SELLING STOCKHOLDER                  NUMBER OF SHARES
     ---------------------------                  ----------------


          Kent Peterson                                  52

          Jerry McManus                                  13

          Mark Rose                                      28

     Each of the Selling Stockholders is a regular employee of the Company, but is not an officer, director or affiliate of the Company. The number of shares indicated for each Selling Stockholder above represents such person's entire holding of the Company's securities, and represents less than one percent of the Company's outstanding common stock.

                              PLAN OF DISTRIBUTION

     This is an offering of 93 shares of common stock of the Company by the Selling Stockholders named above. The offering is not being underwritten, and no proceeds from the sale of the shares will be received by the Company.

     The Company has been advised that the Selling Stockholders may from time to time offer all or part of the shares covered hereby (i) in private sales at negotiated prices, (ii) to market makers or through broker-assisted transactions on the Nasdaq National Market at prices and terms prevailing in the public market at the times of such sales, or (iii) through other means and on other terms, such as by gift or donation. The Selling Stockholders will be responsible for any commission expenses and brokerage fees payable in connection with their sales.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:

     (a) The Company's Annual Report on Form 10-K for Registrant's fiscal year ended March 31, 1995, which is the Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed by Registrant with the Commission are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for Registrant's fiscal year ended March 31, 1995, which is Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 5.  EXPERTS.

     The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Ruth A. Kennedy, Vice President, General Counsel and Secretary of the Registrant.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The provisions of Section 145 of the Delaware General Corporation Law and
Section 6 of the Registrant's Bylaws provide for indemnification for expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding brought against any person is or was a director, officer or employee of the Registrant arising in connection with actions taken or omissions made by such person within the scope of his or her duties to the Registrant. This indemnification may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act of 1933, as amended. In addition, Article 7 of the Registrant's Certificate of Incorporation provides that the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transactions for which the director derived an improper personal benefit. Article 7 of the Registrant's Certificate of Incorporation further provides that if any amendment to the Delaware General Corporation Law further eliminates or limits the liability of a director of a corporation incorporated in Delaware, the liability of the Registrant's directors shall be eliminated to the fullest extent then-permissible under Delaware law. The Registrant has entered into indemnity agreements with each of its current directors to give such directors additional contractual assurances regarding the scope of indemnification and limitation of liability set forth in the Delaware General Corporation Law and the Registrant's Certificate of Incorporation and Bylaws. The Registrant maintains an insurance policy against claims regarding errors or omissions of any of Registrant's directors or executive officers while acting within the scope of their duties to the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     The issuances of the Registrant's common stock to the individuals named as Selling Stockholders in the Prospectus included within this Registration Statement were issued pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act.   The Selling Stockholders are part of a
limited class of individuals who are optionees under the Plan and the issuances of stock to the Selling Stockholders were the result of the exercise of options granted pursuant to the Plan prior to the filing of this Registration Statement. The Selling Stockholders have been provided with an information statement regarding Registrant and its business which information statement included copies of Registrant's most recent annual report to its stockholders, Registrant's most recent annual report on Form 10-K, Registrant's report on Form 10-Q for its Quarterly Period ended September 30, 1995 and Registrant's proxy statement for its 1995 annual meeting.

ITEM 8.  EXHIBITS

4.01 Registrant's Manley & Associates, Inc. 1994 Combined Incentive and Nonqualified Stock Option Plan (the "PLAN").
4.02 Registrant's Certificate of Incorporation (incorporated by reference to Exhibit 3.01 of Registrant's Current Report on Form 8-K filed with the Commission on October 16, 1991 (the "FORM 8-K")).
4.03 Registrant's Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 4.01 to Registrant's Registration Statement on Form S-8 filed with the Commission on December 1, 1992 (File No. 33-55212).
4.04 Registrant's By-laws (incorporated by reference to Exhibit 3.02 of the Form 8-K).
5.01 Opinion of Corporate Counsel regarding legality of the securities being issued.
23.01     Consent of Corporate Counsel (included in Exhibit 5.01).
23.02     Consent of KPMG Peat Marwick LLP, Independent Accountants.
24.01     Power of Attorney (see page 11).

ITEM 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than by payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herein, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints E. Stanton McKee and David L. Carbone and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, State of California, on this 29th day of February, 1996.

                                   ELECTRONIC ARTS INC.

                              By:  /s/ RUTH A. KENNEDY, ESQ.
                                 -------------------------------------
                                   Ruth A. Kennedy, Esq.
                              Vice President, General Counsel and Secretary

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



Name                              Title                                   Date
----                              -----                                   ----
CHIEF EXECUTIVE OFFICER:

/s/ LAWRENCE F. PROBST III                                             February 29, 1996
---------------------------
     Lawrence F. Probst III        President, Chairman
                                   of the Board of Directors
                                   and Chief Executive Officer

PRINCIPAL FINANCIAL OFFICER:

/s/ E. STANTON MCKEE, JR.                                             February 29, 1996
----------------------------
     E. Stanton McKee, Jr.         Sr. Vice President,
                                   Chief Financial and
                                   Administrative Officer

PRINCIPAL ACCOUNTING OFFICER:

/s/ DAVID L. CARBONE                                                  February 29, 1996
---------------------------
     David L. Carbone              Vice President,
                                   Assistant Secretary

DIRECTORS:

/s/ M. RICHARD ASHER                                                  February 29, 1996
---------------------------
     M. Richard Asher

/s/ WILLIAM J. BYRON                                                  February 29, 1996
---------------------------
     William J. Byron

/s/ DANIEL H. CASE III                                                February 29, 1996
---------------------------
     Daniel H. Case III

/s/ GARY M. KUSIN                                                     February 29, 1996
---------------------------
     Gary M. Kusin

/s/ TIMOTHY MOTT                                                      February 29, 1996
---------------------------
     Timothy  Mott


                                INDEX TO EXHIBITS

Exhibit
Number              Description
-------             -----------

4.01      Registrant's Manley & Associates, Inc. 1994 Combined Incentive and
          Nonqualified Stock Option Stock Plan    (including form of
          Nonqualified Stock Option Grant)

4.02 Registrant's Certificate of Incorporation (incorporated by reference to Exhibit 3.01 of Registrant's Current Report on Form 8-K filed with the Commission on October 16, 1991 (the "FORM 8-K")

4.03 Registrant's Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 4.01 to Registrant's Registration Statement on Form S-8 filed with the Commission on December 1, 1992 (File No. 33-55212)

4.04 Registrant's By-laws (incorporated by reference to Exhibit 3.02 of the Form 8-K)

5.01 Opinion of General Counsel regarding legality of the securities being issued

23.01     Consent of General Counsel (included in  Exhibit 5.01)

23.02     Consent of KPMG Peat Marwick LLP as Independent Auditors

24.01     Power of Attorney (see page 11)